                                                                 Exhibit 4(m)(i)




                    ========================================




                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                        NEW YORK COMMUNITY BANCORP, INC.

                               Dated as of  , 2002



                    ========================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                              Page
                                             ARTICLE I

                                   DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions and Interpretation ...................................................   2
            ------------------------------

                                             ARTICLE II

                                        TRUST INDENTURE ACT

SECTION 2.1 Trust Indenture Act; Application .................................................   5
            --------------------------------
SECTION 2.2 Lists of Holders of Securities ...................................................   5
            ------------------------------
SECTION 2.3 Reports by the Preferred Securities Guarantee Trustee ............................   6
            -----------------------------------------------------
SECTION 2.4 Periodic Reports .................................................................   6
            ----------------
SECTION 2.5 Evidence of Compliance with Conditions Precedent .................................   6
            ------------------------------------------------
SECTION 2.6 Waiver of Events of Default ......................................................   6
            ---------------------------
SECTION 2.7 Notice of Events of Default ......................................................   6
            ---------------------------
SECTION 2.8 Conflicting Interests ............................................................   7
            ---------------------

                                            ARTICLE III

                                    POWERS, DUTIES AND RIGHTS OF
                               PREFERRED SECURITIES GUARANTEE TRUSTEE

SECTION 3.1 Powers and Duties of the Preferred Securities Guarantee Trustee ..................   7
            ---------------------------------------------------------------
SECTION 3.2 Certain Rights of Preferred Securities Guarantee Trustee .........................   9
            --------------------------------------------------------
SECTION 3.3 Not Responsible for Recitals or Issuance Preferred Securities Guarantee ..........  11
            -----------------------------------------------------------------------

                                             ARTICLE IV

                               PREFERRED SECURITIES GUARANTEE TRUSTEE

SECTION 4.1 Preferred Securities Guarantee Trustee; Eligibility ..............................  11
            ---------------------------------------------------
SECTION 4.2 Appointment, Removal and Resignation of Preferred Securities Guarantee Trustee ...  11
            ------------------------------------------------------------------------------

                                             ARTICLE V

                                             GUARANTEE

SECTION 5.1 Guarantee ........................................................................  12
            ---------
SECTION 5.2 Waiver of Notice and Demand ......................................................  13
            ---------------------------
SECTION 5.3 Obligations Not Affected .........................................................  13
            ------------------------

                                                                                              Page
                                                                                              ----
SECTION 5.4 Rights of Holders ................................................................  14
            -----------------
SECTION 5.5 Guarantee of Payment .............................................................  14
            --------------------
SECTION 5.6 Subrogation ......................................................................  14
            -----------
SECTION 5.7 Independent Obligations ..........................................................  14
            -----------------------

                                             ARTICLE VI

                             LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1 Limitation of Transactions .......................................................  15
            --------------------------
SECTION 6.2 Ranking ..........................................................................  15
            -------
                                            ARTICLE VII

                                            TERMINATION

SECTION 7.1 Termination ......................................................................  16
            -----------

                                            ARTICLE VIII

                                          INDEMNIFICATION

SECTION 8.1 Exculpation ......................................................................  16
            -----------
SECTION 8.2 Compensation and Indemnification .................................................  16
            --------------------------------

                                             ARTICLE IX

                                           MISCELLANEOUS

SECTION 9.1 Successors and Assigns ...........................................................  17
            ----------------------
SECTION 9.2 Amendments .......................................................................  17
            ----------
SECTION 9.3 Notices ..........................................................................  17
            -------
SECTION 9.4 Benefit ..........................................................................  19
            -------
SECTION 9.5 Governing Law ....................................................................  19
            -------------

                              CROSS REFERENCE TABLE

Section of Trust
Indenture Act of                                            Section of Guarantee
1939, as amended                                                  Agreement
----------------                                                  ---------
     310(a) ..............................................          4.1(a)
     310(b) ..............................................       2.8, 4.1(c)
     310(c) ..............................................           N/A
     311(a) ..............................................          2.2(b)
     311(b) ..............................................          2.2(b)
     311(c) ..............................................           N/A
     312(a) ..............................................          2.2(a)
     312(b) ..............................................          2.2(b)
     312(c) ..............................................           N/A
      313 ................................................           2.3
     314(a) ..............................................           2.4
     314(b) ..............................................           N/A
     314(c) ..............................................           2.5
     314(d) ..............................................           N/A
     314(e) ..............................................      1.1, 2.5, 3.2
     314(f) ..............................................         2.1, 3.2
     315(a) ..............................................      3.1(d), 3.2(a)
     315(b) ..............................................           2.7
     315(c) ..............................................          3.1(c)
     315(d) ..............................................   3.1(d), 3.2(a), 8.1
     315(e) ..............................................           N/A
     316(a) ..............................................      1.1, 2.6, 5.4
     316(b) ..............................................         5.3, 5.4
     316(c) ..............................................           9.2
     317(a) ..............................................           N/A
     317(b) ..............................................           N/A
     318(a) ..............................................          2.1(a)
     318(b) ..............................................          2.1(b)
     318(c) ..............................................          2.1(b)

-------------------------

* This Cross-Reference Table does not constitute part of this Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                    PREFERRED SECURITIES GUARANTEE AGREEMENT

          This PREFERRED SECURITIES GUARANTEE AGREEMENT (the "Preferred Securities Guarantee"), dated as of , 2002 is executed and delivered by New York Community Bancorp, Inc., a Delaware corporation (the "Guarantor"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Preferred Securities Guarantee Trustee" or "Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of New York Community Preferred Trust , a Delaware statutory business trust (the "Issuer").

          WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of , 2002, by and among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is
issuing on the date hereof   preferred securities, having an aggregate
liquidation amount of $ , such preferred securities being designated the % Preferred Securities (the "Preferred Securities").

          WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay the Guarantee Payments (as defined herein) to the Holders of the Preferred Securities, and the Guarantor agrees to make certain other payments on the terms and conditions set forth herein.

          WHEREAS, the Guarantor is also executing and delivering the Common Securities Guarantee Agreement; dated as of , 2002 (the "Common Securities Guarantee"), for the benefit of the holders of the Common Securities (as defined herein), the terms of which provide that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated, to the extent and in the manner set forth in the Common Securities Guarantee, to the rights of Holders of Preferred Securities to receive Guarantee Payments under this Preferred Securities Guarantee.

          NOW, THEREFORE, in consideration of the purchase by each Holder of the Preferred Securities, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of such Holders.

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

          SECTION 1.1 Definitions and Interpretation
                      ------------------------------

          In this Preferred Securities Guarantee, unless the context otherwise requires:

          (a) capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

          (b) terms defined in the Declaration as in effect at the date of execution of this Preferred Securities Guarantee have the same meaning when used in this Preferred Securities Guarantee unless otherwise defined in this Preferred Securities Guarantee;

          (c) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

          (d) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are references to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

          (e) all references in this Preferred Securities Guarantee to Articles and Sections are references to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;

          (f) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

          (g) a reference to the singular includes the plural and vice versa.

          "Affiliate" has the same meaning as given to that term in Rule 405
           ---------
under the Securities Act of 1933, as amended, or any successor rule thereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday, or
           ------------
a day on which banking institutions in Westbury, New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

          "Common Securities" shall mean the securities representing common
           -----------------
undivided beneficial interests in the assets of the Issuer.

          "Corporate Trust Office" shall mean the office of the Preferred
           ----------------------
Securities Guarantee Trustee at which the corporate trust business of the Preferred Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

          "Covered Person" shall mean any Holder or beneficial owner of
           --------------
Preferred Securities.

          "Debentures" shall mean the series of subordinated debt securities of
           ----------
the Guarantor designated the Junior Subordinated Deferrable Interest Debentures
due   held by the Property Trustee (as defined in the Declaration) of the
Issuer.

          "Event of Default" shall mean a default by the Guarantor on any of its
           ----------------
payment or other obligations under this Preferred Securities Guarantee; provided, however, that, except with respect to default in respect of any
--------  -------
Guarantee Payment, no default by the Guarantor hereunder shall constitute an Event of Default unless the Guarantor shall have received written notice of the default and shall not have cured such default within 60 days after receipt thereof.

          "Guarantee Payments" shall mean the following payments or
           ------------------
distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Preferred Securities, to the extent the Issuer has funds legally available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer has funds legally available therefor at such time, with respect to any Preferred Securities called for redemption, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Preferred Securities or in connection with the redemption of the Preferred Securities, in each case as provided in the Declaration), the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds legally available therefor at such time (the "Liquidation Distribution"). If an Event of Default has occurred and is continuing, no Guarantee Payments under the Common Securities Guarantee with respect to the Common Securities or any guarantee payment under the Common Securities Guarantee or any Other Common Securities Guarantee shall be made until the Holders of the Preferred Securities shall be paid in full the Guarantee Payments to which they are entitled under this Preferred Securities Guarantee.

          "Holder" shall mean any holder, as registered on the books and records
           ------
of the Issuer, of any Preferred Securities; provided, however, that, in
                                            --------  -------
determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Person actually known to a Responsible Officer of the Preferred Securities Guarantee Trustee to be an Affiliate of the Guarantor.

          "Indemnified Person" shall mean the Preferred Securities Guarantee
           ------------------
Trustee (including in its individual capacity), any Affiliate of the Preferred Securities Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Securities Guarantee Trustee.

          "Indenture" shall mean the Indenture, dated as of  , 2002, between New
           ---------
York Community Bancorp, Inc., as issuer of Debentures (the "Debenture Issuer"), and Wilmington Trust Company, as trustee, pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

          "Majority in Liquidation Amount of the Preferred Securities" shall
           ----------------------------------------------------------
mean, except as provided by the Trust Indenture Act, a vote by Holder(s) of the Preferred Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount (including the amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to but excluding the date upon which the voting percentages are determined) of all outstanding Preferred Securities, excluding Preferred Securities held by the Guarantor, the Issuer or any Affiliate thereof.

          "Officers' Certificate" shall mean, with respect to any Person, a
           ---------------------
certificate signed by the Chairman, the Chief Executive Officer, the President, an Executive or Senior Vice President, a Vice President, the Chief Financial Officer or the Secretary or an Assistant Secretary. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenants or conditions and the definitions relating thereto;

          (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (c) a statement as to whether or not, in the opinion of each such officer, such condition or covenant has been complied with.

          "Other Common Securities Guarantees" shall have the same meaning as
           ----------------------------------
"Other Guarantees" in the Common Securities Guarantee.

          "Other Debentures" shall mean all junior subordinated debentures,
           ----------------
other than the Debentures (as defined in the Indenture), issued by the Guarantor, from time to time and sold to trusts other than the Issuer to be established by the Guarantor (if any), in each case similar to the Issuer.

          "Other Guarantees" shall mean all guarantees, other than this
           ----------------
Preferred Securities Guarantee, to be issued by the Guarantor with respect to preferred securities (if any) similar to the Preferred Securities, issued by trusts other than the Issuer to be established by the Guarantor (if any), in each case similar to the Issuer.

          "Person" shall mean a legal person, including any individual,
           ------
corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Preferred Securities Guarantee Trustee" shall mean Wilmington Trust
           --------------------------------------
Company, as Trustee, under the Preferred Securities Guarantee, until a Successor Preferred Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Securities Guarantee Trustee.

          "Responsible Officer" shall mean, with respect to a Person, any
           -------------------
officer with direct responsibility for the administration of any matters relating to this Preferred Securities Guarantee.

          "Successor Preferred Securities Guarantee Trustee" shall mean a
           ------------------------------------------------
successor Preferred Securities Guarantee Trustee possessing the qualifications to act as Preferred Securities Guarantee Trustee under Section 4.1.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as
           -------------------
amended.

          "Trust Securities" shall mean the Common Securities and the Preferred
           ----------------
Securities collectively.

                                   ARTICLE II

                               TRUST INDENTURE ACT

          SECTION 2.1 Trust Indenture Act; Application
                      --------------------------------

          (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

          (b) If and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by
Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control. If any provision of this Preferred Securities Guarantee modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the modified or excluded provision of the Trust Indenture Act shall be deemed to apply to this Preferred Securities Guarantee as so modified or excluded, as the case may be.

          SECTION 2.2 Lists of Holders of Securities
                      ------------------------------

          (a) The Guarantor shall provide the Preferred Securities Guarantee Trustee (unless the Preferred Securities Guarantee Trustee is otherwise the registrar of the Preferred Securities) with a list, in such form as the Preferred Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities ("List of Holders") as of such date, (i) within fourteen (14) days after each record date for payment of Distributions (as defined in the Declaration), and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Preferred Securities Guarantee Trustee; provided, however, that the Guarantor
                                        --------  -------
shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Securities Guarantee Trustee by the Guarantor. The Preferred Securities Guarantee Trustee may destroy any List of Holders previously given to it upon receipt of a new List of Holders.

          (b) The Preferred Securities Guarantee Trustee shall comply with its obligations under Sections 31l(a), 31l(b) and Section 312(b) of the Trust Indenture Act.

          SECTION 2.3 Reports by the Preferred Securities Guarantee Trustee
                      -----------------------------------------------------

          Within 60 days after the date hereof, and no later than the anniversary date hereof in each succeeding year, the Preferred Securities Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Securities Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

          SECTION 2.4 Periodic Reports
                      ----------------

          The Guarantor shall provide to the Preferred Securities Guarantee Trustee such documents, reports and information as are required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Preferred Securities Guarantee Trustee is for informational purposes only and the Preferred Securities Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Preferred Securities Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 2.5 Evidence of Compliance with Conditions Precedent
                      ------------------------------------------------

          The Guarantor shall provide to the Preferred Securities Guarantee Trustee such evidence of compliance with the conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

          SECTION 2.6 Waiver of Events of Default
                      ---------------------------

          The Holders of a Majority in Liquidation Amount of the Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 2.7 Notice of Events of Default
                      ---------------------------

          (a) The Preferred Securities Guarantee Trustee shall, within 10 Business Days after the occurrence of an Event of Default with respect to this Preferred Securities Guarantee actually known to a Responsible Officer of the Preferred Securities Guarantee Trustee, transmit by mail, first class postage prepaid, to all Holders of the Preferred Securities, notices of all such Events of Default, unless such Events of Default have been cured before the giving of such notice; provided, however, that, except in the case of an Event of Default
             --------  -------
arising from the non-payment of any Guarantee Payment, the Preferred Securities Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Preferred Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

          (b) The Preferred Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Preferred Securities Guarantee Trustee shall have received written notice, or a Responsible Officer of the Preferred Securities Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge, of such Event of Default.

          SECTION 2.8 Conflicting Interests
                      ---------------------

          The Declaration shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III

                          POWERS, DUTIES AND RIGHTS OF
                     PREFERRED SECURITIES GUARANTEE TRUSTEE

          SECTION 3.1 Powers and Duties of the Preferred Securities Guarantee
                      -------------------------------------------------------
                      Trustee
                      -------

          (a) This Preferred Securities Guarantee shall be held by the Preferred Securities Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and the Preferred Securities Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder of the Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Securities Guarantee Trustee on acceptance by such Successor Preferred Securities Guarantee Trustee of its appointment to act as Successor Preferred Securities Guarantee Trustee. The right, title and interest of the Preferred Securities Guarantee Trustee shall automatically vest in any Successor Preferred Securities Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Securities Guarantee Trustee.

          (b) If an Event of Default actually known to a Responsible Officer of the Preferred Securities Guarantee Trustee has occurred and is continuing, the Preferred Securities Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders of the Preferred Securities.

          (c) The Preferred Securities Guarantee Trustee, before the occurrence of any Event of Default (of which, other than a default in respect of any Guarantee Payment, a Responsible Officer of the Property Trustee has actual knowledge) and after the curing of all such Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Preferred Securities Guarantee Trustee, the Preferred

Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default (of which, other than a default in respect of any Guarantee Payment, a Responsible Officer of the Property Trustee has actual knowledge) and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Preferred Securities Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Securities Guarantee Trustee; and

                  (B) in the absence of bad faith on the part of the Preferred Securities Guarantee Trustee, the Preferred Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Securities Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; provided, however, that in the case of any such
                                --------  -------
          certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Securities Guarantee Trustee, the Preferred Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Preferred Securities Guarantee;

                  (ii) the Preferred Securities Guarantee Trustee shall not be liable for any errors of judgment made in good faith by a Responsible Officer of the Preferred Securities Guarantee Trustee, unless it shall be proved that the Preferred Securities Guarantee Trustee or such Responsible Officer was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Preferred Securities Guarantee Trustee shall not be liable with respect to any actions taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Securities Guarantee Trustee under this Preferred Securities Guarantee; and

                  (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Preferred Securities Guarantee Trustee, against such risk or liability is not reasonably assured to it.

          SECTION 3.2 Certain Rights of Preferred Securities Guarantee Trustee
                      --------------------------------------------------------

          (a)     Subject to the provisions of Section 3.1:

                  (i) the Preferred Securities Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                  (ii) any direction or act of the Guarantor contemplated by this Preferred Securities Guarantee may be sufficiently evidenced by an Officers' Certificate;

                  (iii) whenever, in the administration of this Preferred Securities Guarantee, the Preferred Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate, which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                  (iv) the Preferred Securities Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument or other document (or any rerecording, refiling or registration thereof);

                  (v) the Preferred Securities Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; and such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees; and the Preferred Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction;

                  (vi) the Preferred Securities Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Securities Guarantee Trustee such security and indemnity, reasonably satisfactory to the Preferred Securities Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Preferred Securities Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the

          Preferred Securities Guarantee Trustee, provided, however, that
                                                  --------  -------
          nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Securities Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee;

                  (vii) the Preferred Securities Guarantee Trustee shall have no obligation to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                  (viii) the Preferred Securities Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Preferred Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such person appointed with due care by it hereunder;

                  (ix) any action taken by the Preferred Securities Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Preferred Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Preferred Securities Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Securities Guarantee Trustee's or its agent's taking such action;

                  (x) whenever in the administration of this Preferred Securities Guarantee the Preferred Securities Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Securities Guarantee Trustee (i) may request instructions from the Holders of a Majority in Liquidation Amount of the Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
          (iii) shall be protected in conclusively relying on or acting in accordance with such instructions; and

                  (xi) the Preferred Securities Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Preferred Securities Guarantee.

          (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Securities Guarantee Trustee shall be construed to be a duty.

          SECTION 3.2 Not Responsible for Recitals or Issuance Preferred
                      --------------------------------------------------
                      Securities Guarantee
                      --------------------

          The recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Securities Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Securities Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.

                                   ARTICLE IV

                     PREFERRED SECURITIES GUARANTEE TRUSTEE

          SECTION 4.1 Preferred Securities Guarantee Trustee; Eligibility
                      ---------------------------------------------------

          (a) There shall at all times be a Preferred Securities Guarantee Trustee that shall

                  (i)      not be an Affiliate of the Guarantor; and

                  (ii) be a corporation or other Person organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted by the Securities and Exchange Commission to act as an indenture trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority; it being understood that if such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii) and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Preferred Securities Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

          (c) If the Preferred Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Securities Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

          SECTION 4.2 Appointment, Removal and Resignation of Preferred
                      -------------------------------------------------
                      Securities Guarantee Trustee
                      ----------------------------

          (a) Subject to Section 4.2(b), the Preferred Securities Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

          (b) The Preferred Securities Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Securities Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Securities Guarantee Trustee and delivered to the Guarantor.

          (c) The Preferred Securities Guarantee Trustee shall hold office until a Successor Preferred Securities Guarantee Trustee shall have been appointed, subject to Section 4.1, or until its removal or resignation. The Preferred Securities Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Securities Guarantee Trustee has been appointed, subject to Section 4.1, and has accepted such appointment by instrument in writing executed by such Successor Preferred Securities Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Securities Guarantee Trustee.

          (d) If no Successor Preferred Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Preferred Securities Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Preferred Securities Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Securities Guarantee Trustee.

          (e) No Preferred Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Securities Guarantee Trustee.

          (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Preferred Securities Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Preferred Securities Guarantee Trustee all amounts due to the Preferred Securities Guarantee Trustee accrued to the date of such termination, removal or resignation.

                                    ARTICLE V

                                    GUARANTEE

          SECTION 5.1 Guarantee
                      ---------

          The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

          SECTION 5.2 Waiver of Notice and Demand
                      ---------------------------

          The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          SECTION 5.3 Obligations Not Affected
                      ------------------------

          The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor;

it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

          There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

     SECTION 5.4 Rights of Holders
                 -----------------

     (a) The Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Securities Guarantee Trustee under this Preferred Securities Guarantee.

     (b) If the Preferred Securities Guarantee Trustee fails to enforce this Preferred Securities Guarantee, any Holder of the Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce the Preferred Securities Guarantee Trustee's rights under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Preferred Securities Guarantee Trustee or any other person or entity. Notwithstanding the rights of the Preferred Securities Guarantee Trustee to enforce this Guarantee Agreement, if the Guarantor has failed to make a Guarantee Payment, any Holder of the Preferred Securities may directly institute a proceeding against the Guarantor for enforcement of this Preferred Securities Guarantee for such payment, without first instituting a legal proceeding against the Issuer, the Preferred Series Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

     SECTION 5.5 Guarantee of Payment
                 --------------------

     This Preferred Securities Guarantee creates a guarantee of payment and not of collection.

     SECTION 5.6 Subrogation
                 -----------

     The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; provided,
                                                                    --------
however, that the Guarantor shall not (except to the extent required by
-------
mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     SECTION 5.7 Independent Obligations
                 -----------------------

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

     SECTION 6.1 Limitation of Transactions
                 --------------------------

     So long as any Preferred Securities remain outstanding, the Guarantor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock, (ii) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor (including Other Debentures) that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Debentures (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under this Preferred Securities Guarantee, (d) as a result of a reclassification of the Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit or compensation plans for its directors, officers or employees or any of the Guarantor's dividend reinvestment plans) if at such time (l) there shall have occurred any event of which the Guarantor has actual knowledge that (A) is a Default or Event of Default (each as defined in the Indenture) and (B) in respect of which the Guarantor shall not have taken reasonable steps to cure, (2) if the Debentures are held by the Property Trustee, the Guarantor shall be in default with respect to its payment of any obligations under this Preferred Securities Guarantee or (3) the Guarantor shall have given notice of its election of the exercise of its right to commence an Extended Interest Payment Period as provided in the Indenture and shall not have rescinded such notice, and such Extended Interest Payment Period, or an extension thereof, shall have commenced and be continuing.

     SECTION 6.2 Ranking
                 -------

     This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all Allocable Amounts (as defined in the Indenture) in respect of Senior Indebtedness (as defined in the Indenture), to the same extent and in the same manner that the Debentures are subordinated to Senior Indebtedness pursuant to the Indenture, it being understood that the terms of Article XV of the Indenture shall apply to the obligations of the Guarantor under this Preferred Securities Guarantee as if such Article XV were set forth herein in full, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor, any Other Guarantee and, except to the extent set forth therein, the Common Securities Guarantee, any Other Common Securities Guarantee, and any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.

                                   ARTICLE VII

                                   TERMINATION

     SECTION 7.1 Termination
                 -----------

     This Preferred Securities Guarantee shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) dissolution, winding up or liquidation of the Issuer, immediately following the full payment of the amounts payable in accordance with the Declaration, or (iv) the distribution of all of the Debentures to the Holders of the Trust Securities. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of the Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     SECTION 8.1 Exculpation
                 -----------

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence, bad faith or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

     SECTION 8.2 Compensation and Indemnification
                 --------------------------------

     The Guarantor agrees to pay to the Preferred Securities Guarantee Trustee such compensation for its services as shall be mutually agreed upon by the Guarantor and the Preferred Securities Guarantee Trustee. The Guarantor shall reimburse the Preferred Securities Guarantee Trustee upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Preferred Securities Guarantee Trustee's agents and counsel, except any expense as may be attributable to the negligence or bad faith of the Preferred Securities Guarantee Trustee.

     The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, action, suit, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantor covenants and agrees to advance expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit, or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Guarantor of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified as authorized in this Section. The provisions of this Section 8.2 shall survive the termination of this Preferred Securities Guarantee and shall survive the resignation or removal of the Preferred Securities Guarantee Trustee.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1 Successors and Assigns
                 ----------------------

     All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

     SECTION 9.2 Amendments
                 ----------

     Except with respect to any changes that do not materially adversely affect the rights of Holders of the Preferred Securities (in which case no consent of such Holders will be required), this Preferred Securities Guarantee may only be amended with the prior approval of the Holders of a Majority in Liquidation Amount of the Preferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Trust Securities apply to the giving of such approval. This Preferred Securities Guarantee may not be amended, and no amendment hereof that affects the Preferred Securities Guarantee Trustee's rights, duties or immunities hereunder or otherwise, shall be effective, unless such amendment is executed by the Preferred Securities Guarantee Trustee (which shall have no obligation to execute any such amendment, but may do so in its sole discretion).

     SECTION 9.3 Notices
                 -------

     All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

     (a) If given to the Issuer, in care of the Administrative Trustee at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Preferred Securities Guarantee Trustee and the Holders of the Preferred Securities):

                         New York Community Preferred Trust
                         c/o New York Community Bank
                         615 Merrick Avenue
                         Westbury, New York 11590
                         Attn: Thomas R. Cangemi
                         Telephone: (516) 683-4100
                         Telecopier: (516) 683-4424


     (b) If given to the Preferred Securities Guarantee Trustee, at the Preferred Securities Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Securities Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

                         Wilmington Trust Company
                         Rodney Square North
                         1100 North Market Street
                         Wilmington, Delaware 19890
                         Attn: Corporate Trust
                         Administration - New York
                         Community Capital Trust
                         Telephone: (302) 651-1000
                         Telecopier: (302) 651-8882

     (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Preferred Securities Guarantee Trustee and the Holders of the Preferred Securities):

                         New York Community Bancorp, Inc.
                         615 Merrick Avenue
                         Westbury, New York 11590
                         Attn: Joseph R. Ficalora
                         Telephone: (516) 683-4100
                         Telecopier: (516) 683-4424

     (d) If given to any Holder of the Preferred Securities, at the address set forth on the books and records of the Issuer.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 9.4 Benefit
                 -------

     This Preferred Securities Guarantee is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

     SECTION 9.5 Governing Law
                 -------------

     THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

     This Preferred Securities Guarantee is executed as of the day and year first above written.

                                  NEW YORK COMMUNITY BANCORP, INC.
                                  as Guarantor

                                  By: __________________________________________
                                      Name:
                                      Title:


                                  WILMINGTON TRUST COMPANY,
                                  as Preferred Securities Guarantee Trustee

                                  By: __________________________________________
                                      Name:
                                      Title: